Exhibit 10.35
[DATE]
THE TALBOTS, INC.
2003 EXECUTIVE STOCK BASED INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
To: [NAME]
We are pleased to notify you that by the determination of the Compensation Committee (the “Committee”) of the Board of Directors of The Talbots, Inc. (together with its subsidiaries, the “Company”) a nonqualified stock option to purchase              shares of Common Stock of the Company, $0.01 par value (“Common Shares”), at a price of $        per share has been granted to you effective              , 20    under the 2003 Executive Stock Based Incentive Plan, as amended and restated (the “Plan”). This nonqualified stock option (the “Option”) may be exercised only upon the terms and conditions set forth below.
1. Purpose of Option.
The purpose of the Plan under which this Option has been granted is to advance the interests of the Company and its shareholders by providing incentives to certain key employees of the Company and its Affiliates (as such term is defined in the Plan).
2. Acceptance of Option Agreement.
Your execution of this nonqualified stock option agreement (the “Agreement”) will indicate your acceptance of and your willingness to be bound by all of its terms and conditions. It imposes no obligation upon you to purchase any shares subject to the Option unless you choose to exercise the Option in the manner set forth in paragraph 4.
3. When Option May Be Exercised.
Your entitlement to exercise this Option shall vest as follows:
     [                            ].
This Option may not be exercised for less than ten (10) shares at any one time (or the remaining shares then purchasable, if less than ten) and expires at the end of ten (10) years from the date of grant whether or not it has been duly exercised, unless sooner terminated as provided in paragraphs 5, 6, 7 and 8 below.
4. How Option May Be Exercised.

This Option is exercisable by a written notice signed by you and delivered to the Company at its executive offices, signifying your election to exercise the Option. The notice must state the number of Common Shares as to which your Option is being exercised and must be accompanied by payment for (i) the full exercise price of the shares being acquired at the time of exercise plus (ii) such amount as is required for withholding taxes. You shall have the right to elect to pay the Option exercise price (and accompanying required tax withholding) by one or any combination of the following methods, to the extent permitted by law:
     (A) a cash payment;
     (B) by tendering, by either actual delivery of shares or by attestation, Common Shares valued at Fair Market Value as of the date of exercise; or
     (C) by irrevocably authorizing a third party to sell Common Shares (or a sufficient portion of shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds against delivery of the shares underlying the Option exercise to pay the Option price (and applicable tax withholding resulting from such exercise).
Any Common Shares delivered to the Company in satisfaction of all or any portion of such purchase price or withholding taxes shall be appropriately endorsed for transfer and assignment to the Company. In all events (including any “cashless exercise” procedure) no share shall be issued upon an Option exercise until full payment therefor has been delivered to and received by the Company.
“Fair Market Value” means, as of any date, the value of the Common Shares determined as follows: if the Common Shares are listed on any established stock exchange or traded on any market system, the Fair Market Value of a Common Share shall be the closing sales price for such stock (or the closing bid if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Shares) on the date in question, as reported by The Wall Street Journal or such other source as the Committee deems reliable. Unless otherwise provided by the Committee, if there is no closing sales price (or closing bid if no sales were reported) for the Common Shares on the date in question, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists; or in the absence of such markets for the Common Shares, the Fair Market Value shall be determined by the Committee in good faith and in a manner that complies with Sections 409A and 422 of the Internal Revenue Code (“Code”).
The Company has filed with the Securities and Exchange Commission a Form S-8 registration statement under the Securities Act of 1933 with respect to the Plan and the Common Shares underlying the Option covered by this Agreement. The Company will endeavor to keep such registration statement effective at all times that this Agreement is outstanding. Any exercise of the Option is subject to the condition that if at any time the Company, in its discretion, shall determine that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the exercise of this Option may be delayed or suspended and the delivery of any or all shares pursuant to this Option may be withheld unless and until such listing, registration or qualification shall have been effected. The Optionee shall also deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option shares are being acquired in accordance with the terms of an applicable exemption, if any, from the securities registration requirements of applicable federal and state securities laws.
You agree that any sales of Common Shares received by you on Option exercise will be effected by means of a broker’s transaction.
If a person or persons other than you give notice of the exercise of this Option, and provided notice of exercise by such person or persons is permitted under the Plan, then the Company may require the submission to the Company of appropriate proof of the authority of such person or persons to exercise this Option.
Certificates for the Common Shares purchased or issued hereunder will be issued as soon as practicable, unless such Common Shares shall be uncertificated. The Company, however, shall not be required to issue or deliver a certificate for any shares, or cause to be made any book entry for uncertificated shares, until it has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any stock exchange on which the Company’s Common Shares may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on such stock exchange. Until the date of issuance of such shares to you (or any person succeeding to your rights pursuant to the Plan), you (or such other person, as the case may be) shall have no rights as a stockholder with respect to any Common Shares subject to this Option.
5. Termination of Employment.
If your employment with the Company or an Affiliate (as such term is defined in the Plan) is terminated or shall cease for any reason other than by death, disability (as such term is defined in Paragraph 12 of the Plan), Retirement (as defined below) or a period of Related Employment (as such term is defined in the Plan), the Committee, pursuant to paragraph 5(e)(iii)(D) of the Plan, has expressly determined that the unvested portion of this Option shall immediately lapse and expire and you may exercise, within three (3) months from the date of such termination (or within such longer period, if any, as expressly set forth in any written employment agreement or written severance agreement executed between you and the Company and then in effect) (and in no event after the Option has expired), that portion of this Option which was vested at the date of such termination, subject to paragraph 11(B).

6. Period of Related Employment.
If your employment with the Company or an Affiliate shall cease solely by reason of a period of Related Employment (as such term is defined in the Plan), you may, during such period of Related Employment (but in no event after the Option has expired), exercise the Option as if you continued such employment.
7. Retirement or Disability.
If your employment with the Company or an Affiliate is terminated by reason of your disability (as such term is defined in Paragraph 12 of the Plan) or your Retirement and this Option has not expired and has not been fully exercised, the unvested portion of this Option shall immediately lapse and expire and you, at any time within three (3) years after the date you ceased such employment, (but in no event after the Option has expired), may exercise that portion of the Option which was vested at the date of such termination. For purposes of this paragraph 7, “Retirement” shall mean termination or separation from employment with the Company or an Affiliate on or after (i) attaining age 65 and having completed at least five (5) Years of Service (as defined under The Talbots, Inc. Pension Plan, whether or not you are a participant in The Talbots, Inc. Pension Plan) or (ii) attaining age 55 and having completed at least ten (10) Years of Service.
8. Death.
If you die while employed by the Company or an Affiliate and this Option has not expired and has not been fully exercised, the unvested portion of this Option shall immediately lapse and expire and your executors, administrators, heirs or distributees, as the case may be, may, at any time within one (1) year after the date of death (but in no event after the Option has expired), exercise that portion of the Option which was vested at the time of your death.
9. Non-Transferability of Option.
This Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by you, except by will or the laws of descent and distribution, and shall be exercisable during your lifetime only by you, except as otherwise set forth herein or in the Plan.
10. Dilution and Other Adjustments.
If at any time after the date of the grant of this Option, there is any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, then the number of Common Shares available for this Option as well as the terms of this Option shall be appropriately adjusted for any such change by the Committee, whose adjustment shall be conclusive and binding.

11. Trading Black Out Periods.
(A) By entering into this Agreement you expressly agree that: (i) during all periods of your employment with the Company or its Affiliates, or while you are otherwise maintained on the payroll of the Company or its Affiliates, you shall abide by all trading “black out” periods with respect to purchases or sales of Company stock or exercises of stock options for the Company’s stock established from time to time by the Company (“Trading Black Out Periods”) and (ii) upon any cessation or termination of employment with the Company or its Affiliates for any reason, you agree that for a period of six (6) months following the effective date of any termination of employment or, if later, for a period of six (6) months following the date as of which you are no longer on the payroll of the Company or its Affiliates, you shall continue to abide by all such Trading Black Out Periods established from time to time by the Company; provided that in no event shall you be prohibited from making a purchase or sale of the Company’s stock or exercising stock options for the Company’s stock under this paragraph 11 if such sale, purchase or exercise is made pursuant to a written plan for trading securities within the meaning of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (a “10b5-1 Trading Plan”), and such 10b5-1 Trading Plan is consistent with the Company’s insider trading policy and has been approved by the Company.
(B) In the event that (i) your employment with the Company or an Affiliate is terminated or ceases for any reason other than Cause and, pursuant to Section 5 above, you are entitled to a period of three months following such termination or cessation of employment to exercise the vested portion of this Option and (ii) a Trading Blackout Period is in effect on the last day of such post-termination exercise period and has been in effect for more than 60 consecutive days prior to the expiration of the post-termination exercise period (or if the post-termination exercise period is 60 days or less, for the entirety of the exercise period), then you, at any time within the seven consecutive business days commencing immediately following the last day of such Trading Blackout Period (but in no event after the Option has expired), may exercise that portion of the Option which was vested at the date of such termination or cessation of employment.
12. Change in Control.
This Option, to the extent then outstanding and unvested, shall become immediately exercisable and fully vested upon a Change in Control Event (as such term is defined in the Plan).
13. Subject to Terms of the Plan.
This Agreement shall be subject in all respects to the terms and conditions of the Plan and in the event of any question or controversy relating to the terms of the Plan, the decision of the Committee shall be final and conclusive, except as expressly set forth in this Agreement.
14. Tax Status.
It is the intent of the Company that this Option not be classified as an “incentive stock option” under the provisions of Section 422 of the Code. The income tax implications of your receipt of this Option and your exercise of this Option should be discussed with your tax counsel.

Sincerely yours, THE TALBOTS, INC.
By:
[NAME]

Agreed to and accepted:

[NAME]

Date: